UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2007

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2007, Prudential Financial, Inc. (the “Company”) announced that Arthur F. Ryan intends to retire as Chief Executive Officer and President of the Company effective January 1, 2008, and as Chairman of the Board of Directors of the Company immediately following the Company’s Annual Meeting of Shareholders in May 2008.

On November 28, 2007, the Board of Directors of the Company elected Vice Chairman, John R. Strangfeld, to succeed Arthur F. Ryan as Chief Executive Officer and President of the Company, effective January 1, 2008. The Board also elected Mr. Strangfeld to the Board of Directors of the Company effective January 1, 2008 and as Chairman of the Board effective in May 2008 upon Mr. Ryan’s retirement from the Board.

Mr. Strangfeld, age 53, was elected a Vice Chairman of the Company in August 2002. Since February 2007, he has had primary responsibility for the Company’s U.S. businesses. He was Executive Vice President of the Company from February 2001 to August 2002. He served as Chief Executive Officer, Prudential Investment Management of Prudential Insurance from October 1998 until April 2002. Mr. Strangfeld was also elected Chairman of the Board and CEO of Prudential Securities (renamed Prudential Equity Group, LLC) in December 2000 and continues to serve as its Chairman. He is a member of the Board of Managers of Wachovia Securities Financial Holdings, LLC, a joint venture formed in July 2003 as part of the combination of the retail brokerage and securities clearing businesses of Prudential and Wachovia. He has been with Prudential since July 1977, serving in various management positions, including Senior Managing Director, The Private Asset Management Group from 1995 to 1998; and Chairman, PRICOA Capital Group (London) Europe from 1989 to 1995.

On November 28, 2007, the Board of Directors of the Company also elected Vice Chairman, Mark B. Grier, to the Board of Directors effective January 1, 2008.

Mr.Grier, age 55, was elected a Vice Chairman of Prudential Financial in August 2002. Since April 2007, he has had primary responsibility for the Company’s international businesses. Since May 1995 he has served the Company and Prudential Insurance in various management positions, including Executive Vice President, Corporate Governance; Executive Vice President, Financial Management; and Vice Chairman, Financial Management. He also is a member of the Board of Managers of Wachovia Securities Financial Holdings, LLC. Prior to joining Prudential, Mr. Grier was an executive with Chase Manhattan Corporation.

Messrs. Ryan, Strangfeld and Grier participate in the executive officer compensation plans and arrangements described in the Company’s 2007 proxy statement. As of the date of this report, the Company has not entered into any other material plan, contract or arrangement or any material amendment to any existing plan, contract or arrangement, or made any material award or grant under any plan, contract or arrangement, with Mr. Ryan, Mr. Strangfeld or Mr. Grier in connection with the events disclosed above.

A copy of the Company’s news release, dated November 28, 2007, announcing Mr. Ryan’s retirement and the appointments of Messrs. Strangfeld and Grier disclosed above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	News release, dated November 28, 2007, of Prudential Financial, Inc. announcing the retirement of Arthur F. Ryan and appointments of John R. Strangfeld and Mark B. Grier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2007

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name:	Brian J. Morris
Title:	Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	News release, dated November 28, 2007, of Prudential Financial, Inc., announcing the retirement of Arthur F. Ryan and appointments of John R. Strangfeld and Mark B. Grier.